Exhibit 10.11

THIRD AMENDMENT

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of December 16, 2011, by and between SILICON VALLEY BANK (“Bank”) and ALPHATEC SPINE, INC., a California corporation (“Alphatec”) and ALPHATEC HOLDINGS, INC., a Delaware corporation (“Parent” and together with Alphatec, each a “Borrower” and collectively, “Borrowers”) whose address is 5818 El Camino Real, Carlsbad, California 92008.

RECITALS

A. Bank and Borrowers have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of October 29, 2010, as amended by that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of January 31, 2011 and certain Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of August 5, 2011 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrowers for the purposes permitted in the Loan Agreement.

C. Borrowers have requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (Term Loan). Section 2.1.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“2.1.1 Term Loan.

(a) Availability. As of the Third Amendment Effective Date, Bank shall be deemed to have made a term loan (the “Term Loan”) to Borrower in the amount of Ten Million Dollars ($10,000,000), which Term Loan shall refinance a portion of the Revolving Line outstanding as of the day immediately preceding the Third Amendment Effective Date.

(b) Repayment. Borrower shall repay the Term Loan in (i) equal quarterly

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

installments of principal beginning January 1, 2012 and continuing on the first day of each April, July, October and January thereafter, plus (ii) monthly payments of accrued interest beginning on January 1, 2012 and continuing on the same day of each month thereafter. Borrower’s final Term Loan payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan. Once repaid, the Term Loan may not be reborrowed.

(c) Prepayment. So long as no Event of Default has occurred and is continuing, Borrower shall have the option to prepay all, but not less than all, of the Term Loan, provided Borrower (i) delivers written notice to Bank of its election to prepay the Term Loan at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest, (B) the Make-Whole Premium, and (C) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.”

2.2 Section 2.1.3 (Letters of Credit Sublimit). Section 2.1.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“2.1.3 Letters of Credit.

(a) Bank shall issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account. The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Five Hundred Thousand Dollars ($500,000), minus (i) the sum of all amounts used for Cash Management Services, and minus (ii) the FX Reduction Amount.

(b) If, on the Revolving Line Maturity Date (or the effective date of any termination of this Agreement), there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 105% of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

(c) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

(d) Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the Dollar Equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges).

(e) To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.”

2.3 Section 2.1.4 (Foreign Exchange Sublimit). Section 2.1.4 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“2.1.4 Foreign Exchange. Borrower may enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”). FX Forward Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding FX Forward Contract. The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times Five Hundred Thousand Dollars ($500,000), minus (i) the sum of all amounts used for Cash Management Services, and minus (ii) the Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve). The amount otherwise available shall be reduced by an amount equal to ten percent (10%) of each outstanding FX Forward Contract (the “FX Reduction Amount”). Any amounts needed to fully reimburse Bank for any amounts not paid by Borrower in connection with FX Forward Contracts will accrue interest at the interest rate applicable to Advances.”

2.4 Section 2.1.5 (Cash Management Services Sublimit). Section 2.1.5 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“2.1.5 Cash Management Services. Cash Management Services. Borrower may use an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000), minus (a) the Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and minus (b) the FX Reduction Amount, for Bank’s cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”). Any amounts Bank pays on behalf of Borrower for any Cash Management Services will accrue interest at the interest rate applicable to Advances.”

2.5 Section 2.2 (Overadvances). Section 2.2 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“2.2 Overadvances. If, at any time, the outstanding principal amount of any Revolving Advances exceeds the Availability Amount (such amount being an “Overadvance”), Borrowers shall immediately pay to Bank in cash the amount of such Overadvance. Without limiting Borrowers’ obligation to repay Bank any amount of the Overadvance, Borrowers agree to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”

2.6 Section 2.4(a) (Payment of Interest on the Credit Extensions). Section 2.4(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a) Interest Rates.

(i) Revolving Advances. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a per annum rate equal to (i) during the period from the Third Amendment Effective Date until the Tier 1 AQR is in effect, [***]; (ii) during the period when the Tier 1 AQR is in effect, [***]; (iii) during the period when the Tier 2 AQR is in effect, [***]; and (iv) during the period when the Tier 3 AQR is in effect, [***]; in each case, which interest shall be payable monthly.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) Term Loan. Subject to Section 2.4(b), the principal amount outstanding under the Term Loan shall accrue interest at a fixed per annum rate equal to the greater of [***], which interest shall be payable monthly.”

2.7 Section 2.4(f) (Minimum Monthly Interest). Section 2.4(f) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(f) Minimum Monthly Interest. In the event the aggregate amount of interest earned by Bank in any month on account of the Revolving Line (exclusive of any unused line fees, or any other fees and charges hereunder) is less than the product of (x) Eighteen Million Five Hundred Thousand Dollars ($18,500,000) multiplied by (y) the quotient derived by dividing (a) the applicable interest rate (as of any date of determination) determined in accordance with Section 2.4(a)(i), by (3) 30/360 (the “Minimum Monthly Interest”), Borrowers shall pay Bank an amount, payable on the last day of such month, in an amount equal to the (i) Minimum Monthly Interest minus (ii) the aggregate amount of all interest earned by Bank on account of the Revolving Line (exclusive of any unused line fees, or any other fees and charges hereunder) in such month. Without limiting the foregoing, in the event this Agreement is terminated, and/or the Obligations are accelerated, before the Revolving Line Maturity Date, Borrowers shall pay to Bank, in addition to all other amounts due under this Agreement, all Minimum Monthly Interest payments owed through such date of termination and/or acceleration and from such date through the Revolving Line Maturity Date, calculated based upon the interest rate in effect at the time of termination or acceleration.”

2.8 Section 2.4(h) (Make-Whole Premium). Section 2.4(h) hereby is added to the Loan Agreement to read as follows:

“(h) Make-Whole Premium. The Make-Whole Premium when due pursuant to the terms of Sections 2.1.1(c).”

2.9 Section 6.9 (Financial Covenants). Section 6.9 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.9 Financial Covenants. Maintain at all times, on a consolidated basis with respect to Borrowers and their Subsidiaries:

(a) Adjusted Quick Ratio. An Adjusted Quick Ratio, measured monthly, of at least [***].

(b) EBITDA. Minimum EBITDA, measured quarterly commencing with the quarter ending December 31, 2011, of at least [***].

(c) Capital Expenditures. Maximum annual capital expenditures (for property, plant and equipment, and instrumentation investments), measured annually commencing with calendar year 2012, not to exceed [***] per year.”

2.10 Section 12.1 (Termination of Revolving Line Prior to Revolving Line Maturity Date). Section 12.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“12.1 Termination of Revolving Line Prior to Revolving Line Maturity Date. The Revolving Line may be terminated prior to the Revolving Line Maturity Date by Borrowers (or any of them), effective two (2) Business Days after written notice of termination is given to Bank. Notwithstanding any such termination, Bank’s liens and security interests in the Collateral shall continue until each Borrower fully satisfies its Obligations under the Loan Documents. If such termination is at a Borrower’s election, or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrowers shall pay to Bank, in addition to the payment of

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

any other expenses or fees then-owing, a termination fee (the “Revolving Line Termination Fee”) in an amount equal to (i) Fifty-Five Thousand Dollars ($55,000), if such termination occurs after the first anniversary of the Effective Date but on or prior to the second anniversary of the Effective Date; and (iii) zero Dollars ($0.00) if such termination occurs thereafter.”

2.11 Section 13 (Definitions). The following terms and their respective definitions hereby are amended in, or added to, Section 13.1 of the Loan Agreement:

“Adjusted Quick Ratio” means a ratio of (a) the sum of (i) Borrowers’ foreign and domestic cash; (ii) domestic Cash Equivalents held at Bank or Bank’s Affiliates (subject to a control agreement in form and content acceptable to Bank); and (iii) eighty percent (80%) of Eligible Accounts as of any date of determination, to (b) the outstanding Obligations as of such date.

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) (x) the amount available under the Borrowing Base, plus (y) the Non-Formula Amount, minus (b) the outstanding principal balance of any Revolving Advances.

“Borrowing Base” is the sum of (a) eighty percent (80%) of Eligible Accounts (which includes domestically billed foreign Accounts receivable, provided that such Accounts are otherwise Eligible Accounts); plus (b) the lesser of (i) thirty percent (30%) of the value of Alphatec’s Eligible Inventory (valued at the lower of cost or wholesale fair market value); (ii) Seven Million Dollars ($7,000,000); or (iii) thirty percent (30%) of total borrowing availability; in each case, as determined by Bank from Borrowers’ most recent Transaction Report; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Make-Whole Premium” is an amount equal to four percent (4.00%) of the outstanding Term Loan if the prepayment is made on or before the first anniversary of the date hereof; three percent (3.00%) of the outstanding Term Loan if the prepayment is made on or after the first anniversary hereof but before the second anniversary hereof; two percent (2.00%) of outstanding Term Loan if the prepayment is made on or after the second anniversary hereof but before the third anniversary hereof; one percent (1.00%) of the outstanding Term Loan if the prepayment is made on or after the third anniversary hereof but before the Term Loan Maturity Date.

“Non-Formula Amount” means Revolving Advances made without regard to the Borrowing Base, in an aggregate amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000); provided that (i) the Non-Formula Amount may only be requested one (1) time during each of the quarters ending December 31, 2011 and March 31, 2012; (ii) in each case, must be repaid within five (5) Business Days of the respective Funding Dates thereof; and (iii) shall no longer be available after April 5, 2012. For sake of clarity, the Non-Formula Amount may not be repaid and reborrowed, except as expressly set forth in the preceding sentence.

“Revolving Line” is a Revolving Advance or Revolving Advances in an amount equal to Twenty Two Million Dollars ($22,000,000).

“Term Loan” is a loan made by Bank pursuant to the terms of Section 2.1.1 hereof.

“Term Loan Maturity Date” is October 1, 2015.

“Third Amendment Effective Date” means December 16, 2011.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Tier 1 AQR” means the period when Borrower’s Adjusted Quick Ratio is greater than [***], but less than or equal to [***].

“Tier 2 AQR” means the period when Borrower’s Adjusted Quick Ratio is greater than or equal to [***], but less than or equal to [***].

“Tier 3 AQR” means the period when Borrower’s Adjusted Quick Ratio is greater than or equal to [***].

2.12 Exhibit D attached to the Loan Agreement hereby is replaced with Exhibit D attached hereto.

2.13 Bank hereby waives the Events of Default that occurred due to Borrowers’ failure to comply with the requirements of (x) Section 6.9(a) of the Loan Agreement as in effect prior to the Third Amendment Effective Date, solely for the periods ended July 31, 2011, September 30, 2011 and October 31, 2011; and (y) Section 6.9(b) of the Loan Agreement as in effect prior to the Third Amendment Effective Date, solely for the period ended September 30, 2011.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Each Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of each Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting such Borrower, (b) any contractual restriction with a

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Person binding on such Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on such Borrower, or (d) the organizational documents of such Borrower;

4.6 The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (i) the due execution and delivery to Bank of this Amendment by each party hereto; (ii) the due execution and delivery to Bank of updated Corporate Borrowing Resolutions by each Borrower; (iii) delivery to Bank of a Warrant to Purchase Stock, in form and content reasonably acceptable to Bank; (iv) Borrowers’ payment of all Bank Expenses, which may be debited from any of Borrowers’ accounts with Bank; and (v) such other and further matters as Bank may reasonably request.

[Balance of Page Intentionally Left Blank]

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK:		BORROWERS:

SILICON VALLEY BANK		ALPHATEC SPINE, INC.

By:	/s/ Derek Brunelle	By:	/s/ Dirk Kuyper
Name:	Derek Brunelle	Name:	Dirk Kuyper
Title:	Dev. Team Leader	Title:	President and CEO

ALPHATEC HOLDINGS, INC.

		By:	/s/ Dirk Kuyper
		Name:	Dirk Kuyper
		Title:	President and CEO